Exhibit 10.1
ENGLISH TRANSLATION (FOR REFERENCE ONLY)

Note:
This translation copy is furnished for your reference only. No representation is made as to its accuracy or completeness and you may wish to seek independent translation of the Chinese version. In any events this translation copy is not legally binding and has no legal effect.

Dated the  12th   day of  June   , 2009    .

BLUEWATER PROPERTY MANAGEMENT CO., LTD.
（北京蓝泉物业管理有限公司）

and

Pacific Asia Petroleum

__________________________________________________

TENANCY AGREEMENT

in respect of

Room 08-10, Floor 5th (Actual Floor 4th )
of
Nexus Center
No.19A East 3rd Ring Rd North , Beijing,

__________________________________________________

THIS TENANCY AGREEMENT is made this 12th day of June   Two Thousand and Nine

BETWEEN the party named and described as the Landlord in Part 1 of the Schedule hereto (“Landlord” which expression shall where the context admits include its successors and assignees) of the one part and the party named and described as Tenant in Part 1 of the Schedule hereto (“Tenant”) of the other part.

WHEREBY IT IS AGREED as follows:

1.           The Landlord shall let and the Tenant shall take All Those premises (“Premises”) which form part of the Nexus Center situated at No.19A East 3rd Ring Rd North , Beijing, China., the People’s Republic of China Together with all those fixtures fittings furniture or any other articles or things provided by the Landlord as set out in the Appendix Four hereto for the term defined in Part 4 of the Schedule hereto (“Term”) YIELDING AND PAYING therefor throughout the Term the rent (“Rent”) and property management fees (“Property Management Fees”) as are set out in Part 5 of the Schedule hereto and subject to the terms and conditions hereinafter contained.

2.           The Schedule hereto together with the Standard Conditions of the Tenancy Agreement (“Standard Conditions”) set out in Appendix One hereto as varied and/or modified by the Special Conditions (“Special Conditions”) specified in Appendix Two hereto and other Appendices expressly annexed hereto shall form part of this Tenancy Agreement and shall be incorporated into this Tenancy Agreement.

SCHEDULE

This Schedule sets out the details and particulars of this Tenancy Agreement and unless the context otherwise requires the terms specified in this Schedule shall have the meanings therein ascribed to them.

Part 1 – the Parties

Landlord:	Bluewater Property Management Co., Ltd (北京蓝泉物业管理有限公司)

Address:	Unit . 2709-2710, Nexus Center, No.19A East 3rd Ring Rd North , Beijing, China.

Tenant :	Pacific Asia Petroleum

Address:	No.B-118 Jiangguo Ave. The Exchange Building, Suite 1809. Beijing, China

Part 2 – the Premises

Premises:	Unit(s)08-10 on Floor 5th (actual floor 4th) of the Nexus Center (as shown for identification purposes only colored Red on the plan(s) annexed hereto as Appendix Three)

Building:	Nexus Center

Construction Area:
502.08square meters (including the usable space of the Premises and a pro-rata share of the enclosing structural elements and the mechanical and electrical installation areas and common facilities for the day-to-day operation of the Building). During the Term of the lease, all amounts which are calculated on the basis of the area are all based on the Construction Area stipulated herein.

Part 3 – Delivery Date

Delivery Date:	June 15, 2009

Part 4 - the Term

Term:	2 years (inclusive of the Commencement Date and Expiry Date)

Commencement Date:	0:00 on September 1, 2009

Expiry Date:	24:00 on August 31, 2011

Any renewal of the lease shall be subject to Clause 11.7.
Part 5 – the Rent and the Property Management Fees

Rent:
RMB156 per calendar month per square meter, and the Monthly Rent of the Premises is RMB78,324.48 payable  according to the terms hereof. The Daily Rent equals to twelve times of the Monthly Rent divided by 365.

Property Management Fees:
RMB30 per calendar month per square meter, and the Monthly Property Management Fees of the Premises is RMB15,062.40 payable  according to the terms hereof. The Daily Property Management Fees equals to twelve times of the Monthly Property Management Fees divided by 365.

Part 6 – the Deposit and Advance Payment

Deposit:
the sum equivalent to three-month Rent of the Premises and three-month Property Management Fees of the Premises, totalled RMB280,160.64 by way of cash security (payable by cash or bank cheques or bank transfer). The balance of the Deposit payable to the Landlord shall be RMB 186,773.76 after deducting the amount of RMB 93,386.88 already paid by the Tenant on June 3, 2009.

Advance Payment:	RMB93,386.88 payable for the Rent from September 1, 2009 to September 30, 2009 and Property Management Fees from June 15, 2009 to July 14, 2009

The signing page:

Landlord:                                           Bluewater Property Management Co., Ltd. (company chop)

Legal Representative
or authorized representative:                                                                                                                                (signature)

Tenant:	Pacific Asia Petroleum (company chop)

Legal Representative
or authorized representative:                                                                                                                                (signature)

Appendices
1.	Appendix One:	Standard Conditions
2.	Appendix Two:	Special Conditions
3.	Appendix Three:	Coloured Floor Plan(s)
4.	Appendix Four:	Standard Delivery Status
5.	Appendix Five: Acknowledgement by Tenant

APPENDIX ONE – STANDARD CONDITIONS

Clause 1 – Rent and Property Management Fees etc.

The Tenant to the intent that obligations hereunder shall continue throughout the Term hereby undertakes and agrees with the Landlord as follows:

1.1           (Rent and Property Management Fees) To pay the Rent the Property Management Fees and the handling charge of the cheques remittance or bank transfer on the first day of each and every calendar month (hereinafter the “Due Date”) (in the event that the first day in that calendar month is a statutory rest day or festival and holiday, the Due Date shall be the last working day in the preceding calendar month) or before and in the manner provided in the Schedule hereto in advance clear of all deduction, set-off or withholding by way of cheques of immediate value drawn in favour of “Bluewater Property Management Co., Ltd.” or by remittance or bank transfer to the bank account designated by the Landlord in writing from time to time. If the Commencement Date and The Expiry Date do not respectively fall on the first or the last day of the calendar month, the monthly payments to be made for the month in which the Commencement Date or the Expiry Date falls shall be a multiple of the number of days included in the first and last months of the Term and the daily Rent and/or daily Property Management Fees.  The Property Management Fees shall include without limitation all contributions towards the cost of the Landlord and/or its property management company of the Building (“the Property Management Company”) for and in providing central air-conditioning and heating, maintaining environmental hygiene of the Building including garbage disposal (excluding business or trade wastes of the Tenant), installing and maintaining common facilities, providing water, electricity and communication services for use in the common areas, public liability insurance, fire insurance and such other insurance necessary against risks for managing the common areas of the Building, remuneration and other benefits for security guards and other property management personnel (including consultation fees payable to professionals where necessary) and administration cost (including the remuneration of the Property Management Company) and any other building services provided by the Landlord and/or the Property Management Company. The Landlord shall be entitled to prepare or revise the budget for the Property Management Fees periodically and any readjustment of the Property Management Fees, if any, shall be notified in writing to the Tenant and shall take effect from the date specified in such notice.

1.2           (Advance Payment) To upon signing this Tenancy Agreement pay to the Landlord the sum set out in the Schedule hereto (“Advance Payment”) which is equivalent to the aggregate of (i) one (1) month’s Rent and Property Management Fees as advance payment thereof; and (ii) if the commencement date of the rental payment during the Term does not fall on the first date of a calendar month, the Rent and the Property Management Fees shall be calculated on a pro-rata basis in accordance with the number of days from the said commencement date to the last date of that month under this Tenancy Agreement.

1.3           (Occupation Taxes) To pay and discharge all taxes charges impositions and other outgoings of an annual or recurring nature now or hereafter to be imposed and charged by all lawful authorities upon the Premises or upon the tenant or occupier thereof under the relevant laws and regulations.

1.4           (Charges) To discharge all outgoings or charges for air-conditioning services for non-business hours, telephone services, internet, telecommunication services, electricity,

water (if applicable), telephone lines and other services consumed in the Premises and all necessary connection fees and deposits for such services. The rates and fees of such services shall be subject to the invoices provided by the Landlord and/or the Property Management Company.

Clause 2 – Tenant’s Obligations

The Tenant to the intent that obligations hereunder shall continue throughout the Term hereby undertakes and agrees with the Landlord as follows:

2.1           (Compliance with regulations by-laws rules) To observe and comply with and to indemnify the Landlord against the breach of any legislation law regulation by-law rule and requirement of any government or other competent authorities relating to the use and occupation of the Premises or to any other act deed or thing done suffered or omitted therein or thereon by the Tenant or any employee agent contractor or visitor of the Tenant and without prejudice to the foregoing to obtain such licence approval or permit required by any government or other competent authorities in connection with the Tenant's use or occupation of the Premises prior to the commencement of the Tenant's business and to maintain the same in force and to notify the Landlord forthwith in writing of any notice received from any government or public authority concerning or in respect of the Premises or any obligation under this Clause.

2.2           (Obligation to take possession of property etc.) To take possession of the Premises upon the Delivery Date by following all steps and procedures required by the Landlord, failing which possession shall be deemed to have been taken and the Term shall be deemed to have commenced on the Commencement Date without prejudice to other rights and remedies of the Landlord provided herein.  For the avoidance of doubt, should the Tenant fail to make full payment of the Deposit and Advance Payment to the Landlord before the Delivery Date in accordance with this Tenancy Agreement, the Landlord shall have no obligation to allow the Tenant to take possession of the Premises on the Delivery Date.  The Commencement Date, Fit-out Period (if applicable) and Rent-Free Period (if applicable) as provided hereunder shall not be delayed, and in such case, the Tenant shall take possession of the Premises by following all steps and procedures required by the Landlord within three workings day after the Deposit and Advance Payment have been made in full.

Should the Tenant fail to take the required steps and procedures to take possession of the Premises on the Delivery Date or within seven days of the time as provided by this Section, the Landlord may, but is not obligated to, give the Tenant a notice in writing to terminate this Tenancy Agreement.  In such case, the Landlord shall have the right to forfeit all Deposit and have no obligation to refund the same to the Tenant. The Deposit shall be the compensation to the Landlord for its loss due to the default by the Tenant.

2.3           (Repair obligations) To keep all the interior non-structural parts of the Premises including flooring and interior plaster or other finishes or rendering to walls floors and ceilings the Landlord’s fixtures and fittings therein and all additions thereto including but not limited to all doors windows electrical installations wiring ducting and piping therein in good clean tenantable and proper repair and condition and properly preserved and painted.

2.4           (Injury and damage to property, indemnity and insurance)

2.4.1  To be responsible for, and to indemnify the aggrieved party who suffered directly in, any damages of the Premises or part of it caused by fire, explosion, water damage or smoke emission occurs at the Premises, or from any behaviour, failure in performing duty or negligence by the Tenant or its employee, agent, contractor, authorized person, invitee, or visitor, whereby the Tenant shall also be legally liable to indemnify the Landlord for any claims however caused or taken out by any person (including a third party) arising from the above incidents.

2.4.2  The insurance policy taken out by the Landlord, in which the Landlord shall be named beneficiary, will only cover the Premises’ structure, fixtures and ancillary facilities.  In the event of the occurrence of any insurance incident, the Landlord shall be the only party entitled to the proceeds paid by the insurance company under such insurance policy. The Tenant shall in no event be entitled to any claim for any such proceed due to any property damage and personal injury arising out of such insurance incident.

2.4.3                      Throughout the Term of the lease (including the Rent-Free period), to effect insurance cover with a reputable insurance company on public liability which include, but not limited to, damages of the Premises or part of it caused by fire, explosion, water damage or smoke emission occurs at the Premises, or any personal injury or death and/on property loss or damage caused by any behaviour, failure in performing duty or negligence of the Tenant or its employee, agent, contractor, authorized person, invitee, or visitor, with an insured amount not less than RMB3,000,000.00 yuan (in each claim) or an insured amount which may be reasonably stipulated by the Landlord from time to time and the insurance policy shall contain a clause to the effect that the insurance cover thereby effected and the terms and conditions thereof shall not be cancelled, modified or restricted, or the insured amount be reduced or the exemption amount be increased unless the Landlord’s prior written consent is obtained.  The insurance policy taken out by the Tenant shall include but not limited to the following clauses:

1.	fire, explosion, smoke emission and water damage liability;
2.	cross liability;
3.	contractual obligation;
4.	Tenant obligation;
5.	personal injuries; and
6.	clauses relating to the Premises’ modification, expansion, repairs and maintenance.

2.4.4  Prior to the Commencement Date, to provide to the Landlord a copy of the cover note of such policy and the receipt for the paid premium or a letter of confirmation from the insurer, so as to prove that it has already taken out adequate insurance cover pursuant to the above requirements.  The Tenant shall also within two months from the Commencement Date provide to the Landlord a copy of the above insurance policy for records.  In the event that the above policy expires during the term of the lease of the Premises, the Tenant shall complete renewal of the insurance policy duly and shall within one month from the expiry date of the previous insurance policy provide to the Landlord copy of the renewed policy together with copy of the paid premium or a letter of confirmation from the insurer for records.

2.4.5  .Throughout the Term of the lease (including the Rent-Free period), the Tenant shall maintain insurance policy or policies with respect to its own possessions and any other items within the Premises, and its employees as required by the applicable laws.

2.5           (Replacement of windows or curtain wall) To reimburse to the Landlord the cost of replacing all broken and damaged windows and glass or curtain wall if the same be broken or damaged by the act or neglect of the Tenant its employees agents contractors invitees customers or visitors.

2.6           (Entry by Landlord) To permit the Landlord and all persons authorized by it at all reasonable times upon notice to enter and view the state of repair of the Premises to take inventories of the fixtures and fittings therein and to carry out any works repairs or maintenance to the Premises and/or the Building provided that in the event of an emergency the Landlord and/or the Property Management Company and their employees or agents may enter without notice and forcibly if need be and for this purpose, the Tenant shall inform the Landlord as to the presence and nature of any security system of the Tenant installed in the Premises.

2.7           (Notice of repair) On receipt of any notice from the Landlord or its authorized representative specifying any repairs which are required to be done and which are the responsibility of the Tenant hereunder forthwith to put in hand and execute the same without delay. Failure by the Tenant so to do will entitle the Landlord or its employees or agents to enter upon the Premises and forcibly if need be to carry out any such works or repairs at the expense of the Tenant.

2.8           (Inform Landlord of damage) To give notice in writing to the Landlord of any injury to person occurred in and any damage that may be suffered to the Premises and of any accident to or defects in the water pipes electrical wiring or fittings fixtures or other facilities provided by the Landlord.

2.9           (Directory boards) To pay the Landlord immediately upon demand the cost of affixing repairing altering or replacing as necessary the Tenant’s name in lettering to the directory boards provided by the Landlord.

2.10           (Viewing Advertising and Reletting) To permit at all reasonable times upon prior notice during the three calendar months immediately preceding the expiration of the Term prospective tenants or occupiers to inspect the Premises and every part thereof.

2.11           (Regulations) To observe and perform and not to contravene any of the provisions contained in the Regulations as may from time to time be adopted by the Landlord pursuant to Appendix One hereof.

2.12           (Deeming acts and defaults) To be responsible to the Landlord for any breach non-observance non-performance of the terms conditions agreements or stipulations by and the acts neglects omissions and defaults of all employees agents contractors or visitors of the Tenant as if they were the breach non-observance non-performance of the terms conditions agreements or stipulations by and the acts neglects omissions and defaults of the Tenant itself.

2.13  (Handover of Premises) Upon expiry or termination of this Tenancy Agreement for whatsoever reasons, to reinstate the Premises to the condition as per the standards (as set forth in Appendix Four hereunder) when the Landlord delivered the Premises to the Tenant for usage, i.e. to dismantle any fixtures fittings or additions or alterations made by the Tenant to the Premises after taking procession so as to reinstate the Premises to the condition when the Premises is delivered to the Tenant, and to deliver the Premises to the Landlord together with all the fixtures, installation and additional facilities. All the shortfall shall be supplemented or compensated by the Tenant for the damages, tear and wear of the materials. The Landlord shall supply the detailed quotation for deficient items and the Tenant agrees that the amount in such quotation shall be deducted directly by the Landlord from the security deposit. The returned Premises together with all fixtures, fittings and ceiling accessory materials therein and thereto shall be in a complete, good, clean, tenantable and properly repaired condition. The Tenant shall not be entitled to claim any compensation or damages from the Landlord in respect of any fixtures fittings or additions made by the Tenant in the Premises. Should the Landlord make such request, the Tenant shall handle such removal of its personal belongings, fixtures, fittings and additions and be responsible for such removal and transportation costs upon the expiry of this Tenancy Agreement or its earlier termination. As such, should there be any damages caused to the Premises and fixtures, fittings and additions which ought to be returned to the Landlord during the course of such removal, the Tenant shall make such remedy to the Landlord’s satisfaction in a proper and sophisticated manner. Should the Tenant be unable to fulfill the aforesaid duty in accordance with the Landlord’s requirement, the Tenant agrees to pay any and all removal and transportation costs irrespective of whether the Landlord handles such work itself or hires contractor to perform the same instead. The Tenant shall surrender to the Landlord all keys giving access to all parts of the Premises and permit the Landlord to remove at the Tenant’s expenses all letters and characters relevant to the Tenant from the directory boards and from all the doors, walls or windows of the Premises and to make good any damage caused by such removal. If the Tenant fails to reinstate the Premise (except for the case where both parties agree that the internal fittings, decoration or accessories shall be retained) and to deliver up vacant possession of the Premises on the expiry or earlier termination date of this tenancy according to the stipulations in this Clause, the Tenant shall pay to the Landlord a late delivery compensation (which is equivalent to 300% of the amount of the daily Rent and Management Fee of the Premises) for each day of the period of delay in delivering possession of the Premises to the Landlord (“Overstay”). AND acceptance of such Overstay compensation by the Landlord shall not mean that the Landlord recognizes the Tenant’s Overstay.  Further, notwithstanding the Landlord’s acceptance of such Overstay compensation, if there are articles fixtures or fittings remained or abandoned in or at the Premises upon the expiry or earlier termination of this tenancy, the Landlord is entitled to terminate electricity, air-condition, water supply, telephone, internet and / or other services and supplies to the Premises without prior notice and to take possession of the Premises. The Tenant hereby agrees to disclaim the ownership of such articles and agrees that the Landlord can freely dispose of the same including but not limited to disposal, realization or similar manners. Gains accrued there from shall belong to the Landlord (if any) and costs shall be born by the Tenant (if any) and the Landlord shall not be accountable to the Tenant or any other persons for any loss or damage in respect of such disposal or any other treatment thereof. Further, the Landlord is entitled to refuse entry into the Premises by the Tenant or its employee, agent, contractor, authorized person, invitee, customer or visitor upon the expiry or early termination of this Tenancy Agreement (notwithstanding the Tenant’s payment of the Overstay compensation), all risk and consequence arising out of such refusal shall be solely borne by the Tenant accordingly.

2.14           (Electronic Installations, circuits, piping and ducting) To repair and replace any electrical installation wiring ducting or piping installed by the Tenant if the same becomes dangerous or unsafe or if so reasonably required by the Landlord or by the relevant utilities company and the Tenant shall use the Landlord's one of the recognised contractors for the electric power project of fire-service (including thermometric sensor and smoke detection system) and the wiring (from the meter room to the Tenant's main switch) works.  The Tenant shall permit the Landlord or its agents to test the fire-service, air-conditioning and wiring ducting or piping installed by the Tenant in the Premises at any reasonable time upon request being made.

2.15           (Cleaning) To keep the Premises including where the Tenant occupies the entire floor(s) including the common area and the lift lobbies on the floor(s) of the Building occupied by the Tenant at all times in a clean and sanitary state and condition.

2.16           (Cleaning of drains) To pay to the Landlord on demand all costs incurred by the Landlord in clearing repairing or replacing any of the drains pipes or sanitary or plumbing apparatus choked or stopped up owing to the careless or improper use or neglect by the Tenant or any employee agent contractor invitee guest or visitor of the Tenant and to indemnify the Landlord against any cost claim or damage caused thereby or arising therefrom.

2.17           (Protection from bad weather) To take all reasonable precautions to protect the Premises against damage by storm heavy rainfall heavy snowfall or the like and in particular to ensure that all exterior doors and windows are securely fastened upon the threat of such adverse weather conditions.

2.18           (Outside windows and doors) To keep all outside windows and doors closed and in the event of a breach of this Clause the Landlord shall have the right to send a representative to close any open door or doors or window or windows should the Tenant fail to forthwith comply with the Landlord’s request to close the same.

2.19           (Service entrances and lifts) To load and unload goods only at such times and through such service entrances and by such service lifts as shall be designated by the Landlord for this purpose from time to time.

2.20           (Refuse and garbage removal) To be responsible for the removal of garbage and refuse from the Premises and to dispose of such garbage and refuse only in those areas in the Building as shall be designated by the Landlord from time to time.

2.21           (Conducting of business) To conduct the business of the Tenant so as not to prejudice the goodwill and reputation of the Building as a first class office building.

2.22           (Indemnity against breach) To keep the Landlord fully indemnified from and against all actions claims losses damages expenses and legal costs which the Landlord may suffer or incur as a result of or arising from any of the Tenant’s breach non-observance or non-performance of any term condition agreement or stipulation contained in this Tenancy Agreement or out of any works carried out by the Tenant at any time during the Term to the Premises or out of anything affixed and/or installed by the Tenant now or during the Term attached to or projecting from the Premises or arising from any act neglect or default of the Tenant.

2.23           (Usage) Not to use or permit to use the Premises or suffer the Premises to be used for purpose other than as office, and to observe any PRC and Beijing regulations in respect of property use and property management. Tenant hereby warrants that the aforesaid purpose of the Premises shall not change within the Term without the prior written consent of Landlord and the approval from relevant authority.

Clause 3 – Landlord’s Obligations

The Landlord agrees with the Tenant as follows:

3.1           (Quiet enjoyment) Subject to the Tenant paying the Rent, the Property Management Fees and other amounts hereby agreed to be paid at the time and in the manner herein provided for payment of the same and observing and performing the terms conditions agreements and stipulations contained in this Tenancy Agreement and to be observed and performed by the Tenant to permit the Tenant to peacefully hold and enjoy the Premises during the Term without any interruption by the Landlord or any person lawfully claiming through the Landlord provided that the Tenant acknowledges that the Landlord or the Property Management Company shall have the right to carry out renovation alteration and/or repair works within, outside and/or above the Building and that fitting-out works may be carried out by the Landlord and/or other tenants of the Building.

3.2           (Roof and main structure) To keep the main structural parts of the Building in a proper state of repair.

3.3           (Decoration) To carry out all necessary decoration to the common areas of the Building as and when the Landlord shall decide the same is necessary.

3.4           (Cleaning) To keep the common areas and toilets and other parts of the Building for common use clean and in proper condition.

3.5           (Common Facilities) To maintain any lifts escalators fire and security services equipment air-conditioning plant and other common service facilities of the Building in proper working order.

3.6           (Air-conditioning) During normal working hours, to provide air-conditioning services to the Premises daily from Monday to Friday (including those Saturdays and Sundays that become working days according to public holiday schedule) from 8:00 a.m. until 7:00 p.m. and from 8:00 a.m. until 12:00 a.m. of Saturdays (excluding public holidays). Days other than those provided hereby as within normal working hours and public holidays shall be considered outside of normal working hours and no air-conditioning services will be provided. If the Tenant shall require air-conditioning services for extra hours the Landlord may provide the same to the Tenant on receiving reasonable prior notice of the Tenant’s requirement. The charges for such additional air-conditioning shall be determined by the Landlord and notified to the Tenant from time to time and the Tenant shall forthwith pay the charges thereof on receipt of the demand note therefore.

3.7  3.7   (Registration of the Tenancy) Upon request of the Landlord, the Tenant shall assist the Landlord in applying for registration of the lease, including but not limited to providing valid and lawful business license, and signing relevant documents. The registration fees therefore incurred shall be equally shared by both parties.

Clause 4 – Restrictions and Prohibitions

The Tenant hereby agrees with the Landlord as follows:

4.1           (Renovation, Installation and alteration) Not without the prior written consent of the Landlord (such consent not to be unreasonably withheld) to erect install or alter any fixtures partitioning or other erection or installation in the Premises or any part thereof or to make or permit or suffer to be made any installations in or additions to the electrical wiring piping ducting and any other installations or to install or permit or suffer to be installed any equipment apparatus or machinery which imposes a weight on any part of the flooring in excess of that for which it is designed or which requires any additional electrical wiring piping or ducting or which consumes electricity not metered through the Tenant’s separate meter. The Landlord shall be entitled to prescribe the maximum weight and permitted location of safes and other heavy equipment and to require that the same stand on supports of such dimensions and material to distribute the weight as the Landlord may deem necessary and that in carrying out any approved work hereunder the Tenant and its employees agents contractors and workmen shall cooperate fully with the Landlord and all the employees agents contractors and workmen of the Landlord and with other tenants or contractors carrying out any work in the Building. The Tenant its employees agents contractors and workmen shall obey and comply with all instructions and directions which may be given by the Landlord or its representative in connection with the carrying out of such work.

4.2           (Criteria for commencing business) Not to use occupy the Premises to commence business or operation (whether temporarily or otherwise), the Landlord may at its discretion refuse to provide the necessary facilities and services to the Premises including the electricity and air-conditioning unless and until the Tenant (i) has obtained all necessary unconditional completion/approval certificate(s) duly issued by the competent authorities in respect of all works and installation to the Premises which shall be legally required for commencing business or operation at or in the Premises; and (ii) has deposited with the Landlord at all times during the Term the relevant valid completion/approval certificate(s) therefor; failing which the Landlord may at its discretion refuse to provide the necessary facilities and services to the Premises including the electricity supply and air-conditioning facility.

4.3           (Signs) Not to affix or display or permit or suffer to be affixed or displayed within or outside the Premises any signboard sign decoration advertising matter or other device whether illuminated or not which may be visible from outside the Premises and the Landlord shall have the right to remove the same at the cost and expense of the Tenant Provided that:
(i)
the Tenant shall be entitled to have its name displayed in English and Chinese in uniform lettering and/or characters designated by the Landlord on the directory boards, such lettering and characters and any additions or alterations thereto will be placed thereon by the Landlord at the Tenant’s expense; and

(ii)	the Tenant shall be entitled at its own expense to have its name affixed in lettering and/or characters of dimensions approved by the Landlord on the Tenant’s main entrance door.
Save as provided in (i) and (ii) above, the Tenant shall not do or permit or suffer any act which may alter or otherwise adversely affect the appearance of the Premises or the Building.

4.4           (Illegal or immoral use) Not to use or permit or suffer the Premises to be used for any illegal immoral or improper purpose.

4.5           (No touting) Not to permit any touting or soliciting for business or the distributing of any pamphlets notice or advertising matter outside the Premises or anywhere within or near the vicinity of the Building by any of the Tenant’s employees or agents.

4.6           (Auction and Exhibition) Not to hold or permit or suffer to be held in the Premises any exhibition auction or similar sale of things or properties of any kind.

4.7           (Sleeping or domestic use) Not to use or permit or suffer the Premises or any part thereof to be used as sleeping quarters.

4.8           (Manufacture or storage of goods) Not to use or permit or suffer the Premises to be used for the production manufacture or working of goods or merchandise nor for the storage of goods and merchandise other than samples and exhibits in small quantities reasonably required in connection with the Tenant’s business carried on therein.

4.9           (Combustible or dangerous goods) Not to keep or store or permit or suffer to be kept or stored in the Premises any arms ammunition gun-powder salt-petre kerosene or other explosive or combustible substance or hazardous or unlawful goods and not at any time during the Term to allow the Premises or any part thereof to be used in any way entailing a fine forfeiture or penalty against the Landlord under any laws for the time being in force in the People’s Republic of China.

4.10           (Obstruction to Passages) Not to encumber or obstruct or permit or suffer to be encumbered or obstructed with any boxes packaging rubbish or other articles or obstruction of any kind or nature any of the entrances exits staircases landing passages escalators lift lobbies or other parts of the Building in common use and the Landlord shall if it thinks fit be entitled without notice and at the Tenant’s expense to remove and dispose of any such boxes packaging rubbish or other articles or obstruction as it sees fit without incurring any liability therefor.

4.11           (Articles in common area) Not to lay install affix or attach any wiring cables or other articles or things at in or upon any of the entrances exits staircases landings passages lobbies or other parts of the Building in common use without having obtained the Landlord’s prior written consent.

4.12           (Breach of insurance policy) Not to do or permit or suffer to be done any act deed matter or thing whatsoever whereby the insurance policies on the Building and/or the Premises against loss or damage by fire and/or other insurable perils and/or claims by third parties for the time being in force may become void or voidable or whereby the rate of premium or premiums thereon may be increased Provided that if as the result of any act deed matter or thing done permitted or suffered to be done by the Tenant the rate of premium on any such policy of insurance shall be increased the Landlord shall be entitled without prejudice to any other remedy hereunder to recover from the Tenant the amount of any such increase. Furthermore, the Tenant shall provide relevant documentary evidence or assistance to the insurance company upon its request.

4.13           (Air-conditioning) Not without the prior written consent of Landlord to install air-conditioning facilities in addition to such facilities as are provided by the Landlord.

4.14           (Parking) Not to park in obstruct or otherwise use nor permit any employee agent or visitor of the Tenant to park in obstruct or otherwise use those areas of the Building allocated to the parking or movement of or access for vehicles or designated as loading/unloading areas otherwise than in accordance with the Regulations made by the Landlord pursuant to Clause 9 of Appendix One.

4.15           (Use of Building name) Not without the prior written consent of the Landlord to use or permit to be used the name/logo or any part of the name/logo of the Landlord or of the Building or any picture representation or likeness of the whole or any part of such name/logo or of the Building or of the Premises in connection with the business or operations of the Tenant or for any purpose whatsoever other than to indicate the address and place of business of the Tenant only.

4.16           (Damages to walls and ceiling etc.) Not without the prior written consent of the Landlord to cut maim injure drill nail or screw into mark or deface or permit or suffer to be cut maimed injured drilled into marked or defaced any doors windows walls beams structural members or any part of the fabric of the Premises or any of the plumbing or sanitary or air-conditioning apparatus or installations therein, nor without such consent of the Landlord to do any other thing which may damage or penetrate the existing floor screed or slab.

4.17           (Damage to common areas) Not to damage injure or deface any part of the common areas of the Building including without limitation the fabric decorative features the stairs lifts escalators any trees plants or shrubs therein or thereabout.

4.18           (Nuisance or annoyance) Not to do or permit or suffer to be done any act or thing which may be or become a nuisance or annoyance to the Landlord or to the tenants or occupiers of other premises in the Building.

4.19           (Noise) Not to cause produce or permit or suffer to be produced at any time in the Premises any disturbing or irritating noise or any music sound or noise (including sound produced by broadcasting or any apparatus or equipment capable of producing reproducing receiving or recording sound) which may be audible outside the Premises.

4.20           (Toilet facilities) Not to use or permit or suffer to be used the toilet facilities provided by the Landlord in the Premises or in the common areas of the Building for any purpose other than that for which they are intended and not to throw or permit or suffer to be thrown therein any substance or object incompatible with their intended use and the Tenant shall pay to the Landlord on demand the whole expense of any breakage blockage or damage resulting from a violation of this Clause.

4.21           (Animals pets and infestation) Not to keep or permit or suffer to be kept any animals or pets inside the Premises and at the Tenant’s expense to take all such steps and precautions as shall be required by the Landlord to prevent the Premises or any part thereof from becoming infested by pests or vermin.

4.22           (Preparation of food and prevention of odours) Not to cook or prepare or permit or suffer to be cooked or prepared any food in the Premises or to cause or permit any offensive or unusual odours to be produced upon or emanated from the Premises.

4.23           (Aerials) Not to erect any aerial on the roof or walls of the Building or on the ceiling or walls of the Premises and not to interfere with remove dismantle or alter those common aerials (if any) provided by the Landlord.

Clause 5 – Exclusions

Unless caused through the gross negligence of the Landlord its employees or agents, the Landlord shall not be liable to the Tenant occupier or any other person whomsoever:

5.1           (Lift escalators air-conditioning etc.) In respect of any injury loss damage or death to person or property sustained by the Tenant occupier or any such other person caused by or through or in any way owing to any defect in or breakdown of any of the lifts escalators fire and security services equipment air-conditioning plant telecommunication services or any other facilities of and in the Premises or the Building; or

5.2           (Electricity/water supply) In respect of any injury loss damage or death to person or property sustained by the Tenant occupier or any such other person caused by or through or in any way owing to any failure malfunction explosion or suspension of the electricity or water supply to the Building or the Premises; or

5.3           (Fire and overflow of water and vermin) In respect of any injury loss damage or death to person or property sustained by the Tenant occupier or any such other person caused by or through or in any way owing to fire or the escape of fumes smoke odours or any substance or thing or the overflow or leakage of water from anywhere within the Building or the influx of rain water or storm water into the Building or the Premises or the activity of rats or other vermin in the Building; or

5.4           (Security) For the security or safekeeping of the Premises or any persons or contents therein and in particular but without prejudice to the generality of the foregoing the provision by the Landlord or the Property Management Company of watchmen and caretakers or any mechanical or electrical systems of alarm of whatever nature shall not create any obligation on the part of the Landlord or the Property Management Company as to the security of the Premises or any contents therein and the responsibility for the safety of the Premises and the contents thereof shall at all times rest with the Tenant; or

5.5           (Non-enforcement of the Regulations) In respect of any injury loss damage or death however caused by or arising from any non-enforcement of the Regulations under Clause 9 of Appendix One or non-observance thereof by any party; or

Nor shall the Rent or the Property Management Fees payable by the Tenant hereunder or any part thereof be abated or cease to be payable on account of any of the foregoing circumstances.

Clause 6 – Abatement of Rent

If the Premises or any part thereof shall be destroyed or so damaged by fire bad weather Act of God force majeure or other cause not attributable directly or indirectly to any act or default of the Tenant as to render the Premises unfit for use and occupation the Rent hereby agreed to be paid or a part thereof proportionate to the nature and extent of the damage sustained shall cease to be payable until the Premises shall have been restored or reinstated Provided Always that the Landlord shall be under no obligation to repair or reinstate the Premises if in its opinion it is not reasonably economical or practicable so to do and Provided Further that if the whole or substantially the whole of the Premises which have been destroyed or rendered unfit for use and occupation shall not have been repaired and reinstated within six months of the occurrence of the destruction or damage either party hereto shall be entitled at any time before the same are so repaired and reinstated to terminate this Tenancy Agreement by notice in writing to the other but without prejudice to the rights and remedies of either party against the other in respect of any antecedent claim or breach of the agreements terms and conditions herein contained or of the Landlord in respect of the Rent the Property Management Fees and other charges payable hereunder prior to the coming into effect of the cessation.

Clause 7 – Default

It is hereby further expressly agreed and declared as follows:

7.1           (Material Default) Entirely without prejudice to the provisions of Clause 8.1 of Appendix One, each of the following events would constitute a Material Default under this Tenancy Agreement:

(i) the Rent, the Property Management Fees and/or other amounts payable by the Tenant under this Tenancy Agreement or any part thereof (including but not limited to Advance Payment and Deposit and Overdue Delinquent Payment and so on) remain unpaid in full within fourteen (14) days after the same shall have become payable (whether the Tenant has been demanded to pay or not); or

(ii) any breach non-observance or non-performance by the Tenant of any of the terms agreements stipulations or conditions hereof and failed to be cured within the time period as required by Landlord; or

(iii) any of the assets of the Tenant has been seized, forfeited or distrained by the People’s Court or any competent authority; or

(iv) the Tenant shall become bankrupt or being a corporation shall go into liquidation; or

(v) any petition shall be filed for the bankruptcy or winding up of the Tenant; or

(vi) the Tenant shall otherwise become insolvent (including but not limited to amounts payable by the Tenant under other tenancies with premises of Nexus Center shall not be fully paid for fourteen (14) days after relevant due dates.) or make any composition or arrangement with its creditors or shall suffer any execution to be levied on the Premises

(vii) the Tenant, without prior written notice of the Landlord, consents to change the usage of the Premises, the business scope, trade name or name of the Tenant; or

(viii) any serious damage caused by the Tenant to the Premises; or

(ix) the Tenant, without prior consent, sublet the Premises, assign the tenancy or carry out a exchange of the leased Premises with other parties; or

(x) the Tenant, without prior written consent of the Landlord, alter the structure of the Premises.

7.2   (Remedial Rights) Under any condition as stipulated under Section 7.1, the Landlord may give written notice to the Tenant requesting remedies to such Material Default(s) within the required period.  Should such Material Default(s) has/have not been remedied within the time limit provided in a written notice has been served by the Landlord to the Tenant, the Landlord may further exercise all of the following rights (the “Remedial Rights”):

(i)	to enter or re-enter on the Premises or any part thereof in the name of the whole;

(ii)
to terminate this Tenancy Agreement absolutely but without prejudice to any right of action of the Landlord in respect of any outstanding breach or non-observance or non-performance by the Tenant of any of the agreements stipulations and conditions herein contained;

(iii)
to forfeit the Deposit and other deposits paid by the Tenant as part of the liquidated damages due to the Tenant’s breach without prejudice to the Landlord’s right of deduction in accordance with Clauses 7.8 of Appendix One and claim for further compensation; and

(iv)	to do all lawful things and/or to take all lawful actions which the Landlord considers necessary or desirable to remedy the Material Default(s).

7.3   (Disconnection of Utilities) Under any condition as stipulated under Section 7.1, the Landlord may disconnect all electricity, air-conditioning, water, telephone, internet, other utility services and/or supplies to the Premises provided that a three (3) days’ th prior notice has been given to the Tenant of the Landlord‘s intention to do so.  All relevant costs and expenses incurred by the Landlord in connection with the disconnection and the subsequent re-connection of the electricity air-conditioning, water, telephone, internet, other utility services and/or supplies to the Premises shall be paid by the Tenant and shall be recoverable from the Tenant as a debt or be deductible by the Landlord from the Deposit paid by the Tenant in accordance with Clause 8 of Appendix One hereof.

7.4           (Exercise of right)  A written notice served by the Landlord on the Tenant in manner hereinafter mentioned to the effect that the Landlord thereby exercises the power of re-entry and determination of the Tenancy Agreement herein contained shall be a full and sufficient exercise of such power without physical entry on the part of the Landlord. Upon dispatch of the written notice of re-entry, the Premises shall be deemed to have been repossessed by the Landlord and the Tenant shall be deemed evicted. Thereafter, the Landlord shall be entitled to dispose of the Premises and any items or chattels left on the Premises in such manner as it wishes and it shall not incur any liability to the Tenant therefor.

7.5           (Acceptance of Rent and Property Management Fees) Acceptance of the Rent and/or the Property Management Fees and/or other amounts by the Landlord shall not be deemed to operate as a waiver by the Landlord of any right to proceed against the Tenant in respect of any breach non-observance or non-performance by the Tenant of any of the agreements stipulations and conditions herein contained and on the Tenant’s part to be observed and performed.

7.6           (Payment Order) The Rent payable in respect of the Premises shall be and be deemed to be in arrears if not paid in advance at the times and in the manner hereinbefore provided for payment thereof. In such a case, the Landlord may apply for Payment Order issued by the People’s Court in accordance with the supervisory procedures of the PRC Civil Procedure Law and all costs and expenses thus incurred shall be borne by the Tenant.

7.7           (Overdue Delinquent Payment) Without prejudice to the Landlord’s other rights and remedies on such default, if the Rent, the Property Management Fees or any other charges payable by the Tenant under this Tenancy Agreement or any part thereof shall not be paid in the manner and at the time specified herein, then Overdue Delinquent Payment shall be payable by the Tenant at the rate of 0.1% of the due and unpaid amount per day calculated on daily basis from the due date up to the date of actual payment (both inclusive).

7.8    (Undertaking) Save and except in the event of force majeure during the agreed rental period, the Tenant shall under no circumstances terminate this Tenancy Agreement prematurely.  If the Tenant chooses to terminate this Tenancy Agreement before the expiration of the Term, or this Tenancy Agreement is terminated prematurely or cannot be performed due to breach of this Tenancy Agreement by the Tenant, the Landlord shall not be required to return to the Tenant the Deposit and other deposits (if any) already paid.  Further, the Tenant shall also be required to pay all the rentals that should be payable during the un-performed term of the Tenancy Agreement（i.e. the aggregate sum of the Deposit paid by the Tenant and the rentals should be payable during the un-performed term shall be regarded as liquidated damages payable by the Tenant to the Landlord due to the Tenant’s early termination  or being unable to perform）. In case the loss to the Landlord caused by such termination exceeds the rentals that should be payable during the un-performed term of the Tenancy Agreement, the Tenant shall be liable to indemnify the Landlord for such exceeding loss.  The Landlord shall have the right to offer the Premises to other tenants so as to minimize the loss that may arise from the Tenant’s breach of contract.

Clause 8 - Deposit

8.1           (The Deposit) The Tenant shall on the signing hereof deposit with the Landlord the deposit in Renminbi specified in the Schedule to this Tenancy Agreement (“Deposit”) to secure the due observance and performance by the Tenant of the terms conditions agreements and stipulations contained in this Tenancy Agreement and to be observed and performed by the Tenant. The Deposit shall be retained by the Landlord throughout the Term free of any interest and in the event of any breach or non-observance or non-performance by the Tenant of any of the agreements stipulations or conditions under this Tenancy Agreement the

Landlord shall be entitled, by exercising its Remedial Rights provided in this Tenancy Agreement, to terminate this Tenancy Agreement, forfeit the Deposit and claim further compensation for the costs expenses loss or damage thus incurred. Notwithstanding the foregoing, the Landlord may in any such event at its option deduct immediately after the occurrence of the breach non-observance or non-performance of any agreement stipulation or condition of this Tenancy Agreement from the Deposit the amount of any monetary loss incurred by the Landlord in consequence of such breach non-observance or non-performance with or without prior notice to the Tenant (the Landlord can exercise such right at its own absolute discretion) in which event the Tenant shall as a condition precedent to the continuation of the tenancy deposit with the Landlord the amount so deducted within 7 days after receiving the written notice of the Landlord demanding the same and if the Tenant shall fail so to do the Landlord shall forthwith be entitled to exercise all of its Remedial Rights.

8.2           (Repayment of the Deposit) Subject to any aforesaid deduction or forfeiture, the Deposit shall be refunded to the Tenant by the Landlord without interest within thirty (30) days after:  (a) the expiration of this Tenancy Agreement and the handover of the Premises to the Landlord in accordance with Clause 2.13 of Appendix One; (b) the settlement of the last outstanding claim by the Landlord against the Tenant in respect of any breach non-observance or non-performance of any of the agreements stipulations or conditions herein contained and on the part of the Tenant to be observed and performed; and (c) the relevant telephone telecommunication and electricity authorities have cleared the Tenant’s telephone telecommunication and electricity accounts; whichever is the latest. The Deposit shall be refunded to the Tenant without interest in the same amount as it was paid to the Landlord, subject, however, to the Landlord’s right to make deduction, withholding or set off according to the terms of this Tenancy Agreement.

Clause 9 - Regulations

9.1           (Introduction of Regulations) The Landlord reserves the right from time to time and by notice in writing to the Tenant to make and introduce and subsequently amend adopt or abolish if necessary such rules and regulations  including but not limited to the Users’ Handbook and Fit-out Instruments (altogether, the “Regulations”) as it may consider necessary for the control of use of parking spaces, fitting-out and the access operation management and maintenance of Nexus Center as a first class office building and for the compliance of the relevant laws regulations or requirements imposed by the competent authorities.

9.2           (Conflict) Such Regulations shall be supplementary to the terms and conditions contained in this Tenancy Agreement and shall not in any way derogate from such terms and conditions. In the event of conflict between such Regulations and the terms and conditions of this Tenancy Agreement, the terms and conditions of this Tenancy Agreement shall prevail. For the purpose of this Tenancy Agreement, a conflict exists when no matter being interpreted in what way, the meaning of the provisions become contrary to each other.

Clause 10 – Early Termination

Landlord and Tenant hereby agree that this Tenancy Agreement shall be terminated and the Parties hereto shall not be responsible to each other in case of any of the following events:

(1)	The land use right of the Premises is taken back before its expiration in accordance with relevant laws; or

(2)	The Premises is expropriated for public interests or needs of urban construction in accordance with relevant laws; or

(3)	The Premises is included in the area within which properties are to be demolished and residents are to be relocated according to laws due to requirements of the urban constructions; or

(4)
Not as a result of the behaviour non-performance of duty negligence of Tenant or its employee agent contractor invitee customer or visitor, the Premises is damaged, destroyed or verified as a dangerous building unit (if such damage or danger to the Premises can be recovered or repaired within ninety (90) days after the damage incurs or the danger is verified, this Tenancy Agreement shall not be terminated provided that Landlord shall not be obliged to reinstate the Premises); or

(5)	Tenant has been well informed by the Landlord that the Premises has been mortgaged, and the Premises is legally disposed of by the mortgagee during the Term; or

(6)
This Tenancy Agreement cannot be performed continuously due to damage of the Premises or the Building, or the facilities thereof caused by a force majeure event (provided that if such damages to the Premises or the Building or the facilities thereof can be repaired within [one hundred and eighty (180)] days after the damage is incurred, this Tenancy Agreement shall not be terminated); or

(7)	Not as a result of the act, fault or negligence of Tenant, any other event in which the tenancy is prohibited by laws and regulations occurs; or

(8)	If Landlord wishes to sell, demolish, redevelop or refurbish the Building or any part affecting the Premises by giving at least six months' prior notice to Tenant.

Clause 11 – Interpretation and Miscellaneous

11.1           (Headings and indices) The headings and indices (if any) are intended for guidance only and do not form part of this Tenancy Agreement nor shall any of the provisions of this Tenancy Agreement be construed or interpreted by reference thereto or in any way affected or limited thereby.

11.2           (Condonation not a waiver) No condoning excusing or overlooking by the Landlord of any default breach or non-observance or non-performance by the Tenant at any time or from time to time of any of the Tenant’s obligations herein contained shall operate as a waiver of the Landlord’s rights hereunder in respect of any continuing or subsequent default breach or non-observance or non-performance or so as to defeat or affect in any way the rights and remedies of the Landlord hereunder in respect of any such continuing or subsequent default or breach and no waiver by the Landlord shall be inferred from or implied by anything done or omitted by the Landlord unless expressed in writing and signed by the Landlord. Any consent given by the Landlord shall operate as a consent only for the particular matter to which it relates and in no way shall it be considered as a waiver or release of any of the provisions hereof nor shall it be construed as dispensing with the necessity of obtaining the specific written consent of the Landlord in the future, unless expressly so provided.

11.3           (Parking spaces) In case Tenant needs parking spaces, it shall apply to Landlord and subject to confirmation by Landlord, the parties shall enter into separate licence agreement regarding relevant matters in relation to the usage of such parking spaces.

11.4  (Right of first refusal) Before the Tenant enters into Tenancy Agreement, the Landlord has informed the Tenant that the Premises has been mortgaged.
The Tenant hereby expressly undertakes that unless otherwise consented by the Landlord and the mortgagee in advance in writing, Tenant irrevocably and unconditionally agree to waive the rights it may have to be given notice or the right of first refusal to purchase the Premises when the Landlord is to sell, or the mortgagee is to dispose of the Premises in other manner.

11.5  (Sublet) With the prior written consent from Landlord, Tenant may sublet all or part of the Premises to a Tenant’s subsidiary company, Tenant’s actual-controlling company or a subsidiary company of Tenant’s actual-controlling company (referred to as the “Sub-Tenant” hereinafter). In case of sublet of the Premises, such sublet should be in compliance with the design of unit division of the Building. The Tenant and the Sub-Tenant shall adopt the template agreement for sublet provided by the Landlord and the sublet agreement shall be submitted to Landlord for review and approval; otherwise, the Tenant shall not enter into any sublet agreement. A copy of the agreement in respect of such sublet shall be submitted to Landlord for its retention. The Landlord has right to charge for RMB2,000 as administrative fee for each sublet. The costs incurred by such sublet (including but not limited to Landlord’s administrative disbursements and the legal fees for the legal services to be rendered in connection with the preparation of the relevant documents regarding the sublet) shall all be borne by Tenant. Should the income received by the Tenant in accordance with the sublet agreement exceed the rental income received by the Landlord in accordance with this Tenancy Agreement, the Landlord may be entitled to 50% of the difference between such sublet income and the rental income it receives under this Tenancy Agreement.

11.6  (Assignment) Without prior written consent by the Landlord, Tenant shall not assign underlet or otherwise part with the possession of or transfer the Premises or any part thereof or any interests therein nor permit or suffer any arrangement or transaction whereby any person who is not a party to the Tenancy Agreement obtains the use possession occupation or enjoyment of the Premises or any part thereof irrespective of whether any rental or other consideration is given therefore.

11.7  (Renewal) If Tenant desire to renew the tenancy of the Premises, Tenant should give Landlord a written notice six (6) months prior to the expiration of the Term (hereinafter referred to as the “Renewal Notice”). Landlord will negotiate on the aforesaid renewal of the Premises with Tenant. The terms and conditions in respect of the renewal of the Premises shall be that as may be mutually agreed upon by both Landlord and Tenant. Unless otherwise agreed by the parties, the Rent for each square meter of the Premises during the further renewal lease term shall be the current Rent hereby provided or the open market rental of office buildings of similar quality at the time when the renewal notice was received by the Landlord, whichever is higher. Within thirty (30) days after the Renewal Notice is issued, Tenant shall execute with Landlord a renewal lease agreement in respect of the Premises (hereinafter referred to as “Renewal Tenancy Agreement”).

If Tenant has not issued and delivered  the Renewal Notice to Landlord six (6) months prior to the expiration of the Term, or the premises to be leased as mentioned in the Renewal Notice are not all of the Premises, or the lease term stipulated in the Renewal Notice is less than 24 months, or Tenant fails to execute the Renewal Tenancy Agreement with Landlord pursuant to this Clause, or the Tenant express in writing that it will not renew the lease, then Tenant shall lose the right of renewal as stipulated in this Clause and Tenant shall be deemed to have waived the first refusal to lease the Premises under the same conditions.  Under such circumstance, Landlord shall be entitled to negotiate with any other party to lease the Premises after the expiration of the tenancy under this Tenancy Agreement and sign relevant tenancy agreement with such other party.

11.8  (Landlord's rights regarding common areas and common facilities) The Landlord reserves the right to remove cancel relocate or otherwise change or carry out any alteration or addition or other works to the common areas and common facilities of the Building and such other part or parts of the Building (other than the Premises) and to restrict the access or rights of way thereof from time to time and in such manner as the Landlord may in its absolute discretion deem fit without the same constituting an actual or constructive eviction of the Tenant and without incurring any liability whatsoever to the Tenant therefor.

11.9	(Service of notices)

11.9.1 Any notice or communication to be given under or in connection with this Tenancy Agreement by the Parties hereto shall be given in writing to the following addresses, facsimile numbers and email addresses:

Landlord:	Bluewater Property Management Co., Ltd.
Attention:	Asset Manager
Address:	27/F, Nexus Center, No.19A East 3rd Ring Rd North , Beijing, China.
Post Code:	100020
Telephone:	(86-10) 5870-7788
Fax No.	:	(86-10) 5870-7799
Email:	lily.lui@kailongrei.com

Tenant:	Pacific Asia Petroleum
Attention:	Austina
Address	:	No.B-118 Jiangguo Ave. The Exchange Building, Suite 1809. Beijing,
Post Code: 100022
Telephone: 010-65675587
Fax No.	: 010-65675508
Email: Austina-yan@papetroleum.cn

or at such other address, facsimile number or email address as the party to whom such notice is to be given shall have last notified the party giving notice. Any notice delivered to the original address, facsimile number or email address by one party should be deemed properly delivered before the party giving notice receives such notice on the change of address.

11.9.2 Any notice or communication shall be deemed to be received, in the case of a letter delivered by hand, at the time of delivery; or in the case of facsimile, on the completion of transmission; in the case of express delivery by post, 3 days after posting; or in the case of prepaid registered post, 5 days after posting; in case of electronic mail, delivery of such mail to the email system of the designated email address.

11.9.3 In addition to the notices and communications given pursuant to Clause 11.9.1 and 11.9.2 of Appendix One, the Parties hereto agree that upon the take-over of the Premises by Tenant under this Tenancy Agreement, any notice to be given to Tenant shall be deemed as has been delivered to Tenant if it is addressed to Tenant and left at the Premises. The notice so delivered shall be deemed to be received by Tenant on the business day following the date of delivery.

11.10                      (Exclusion of warranties) This Tenancy Agreement sets out the full agreement reached between the parties and supercedes all prior representations, agreements, covenants or warranties. No other representations or warranties have been made or given relating to the Landlord or the Tenant or the Building or the Premises and if any such representation or warranty has been made given or implied the same is hereby waived.

11.11                      (Name of Building) The Landlord reserves the right to name the Building with any such name or style as it in its sole discretion may determine and at any time and from time to time to change alter substitute or abandon any such name without compensation to the Tenant Provided that the Landlord shall give the Tenant and the postal and other relevant government authorities not less than one months notice of its intention so to do.

11.12                      (Business License) Prior to signing this Tenancy Agreement, the Tenant shall produce to the Landlord for inspection the business license or registration certificate issued by the Government of the People’s Republic of China and the relevant Power of Attorney and in case where the Tenant is a corporation, the by-laws or the memorandum and articles of association of the Tenant and a certified copy of the board minutes of the Tenant authorizing the Tenant’s representative to execute this Tenancy Agreement.  Without prejudice to the foregoing, the Tenant represents and warrants to the Landlord that it has all requisite power and authority to execute and deliver this Tenancy Agreement and to perform its obligations hereunder, and that the person signing this Tenancy Agreement on behalf of the Tenant has been duly authorized to do so by all necessary corporate or other action of the Tenant.

11.13                      (Condition of Premises) Subject to the execution of this Tenancy Agreement and compliance with and performance of the terms and conditions under this Tenancy Agreement by the Tenant, the Premises shall be delivered to the Tenant on “as is” basis as of the date on which possession thereof shall be delivered to the Tenant by the Landlord. The Tenant shall accept the Premises so delivered as tenantable and in accordance with this Tenancy Agreement.

11.14                      (Costs and Expenses) Unless the laws and regulations of the People’s Republic of China provide to the contrary in which event such contrary provisions shall apply, all expenses including stamp duty for and incidental to the creation of this Tenancy Agreement shall be borne equally by the Landlord and the Tenant. Each party shall bear its own legal costs, if any.

11.15                      (Confidentiality) Information about the parties business, operation, finance, material schemes and all of the provisions and stipulations contained in the Tenancy Agreement and other documents in relation to the lease (if any) are all confidential. Without prior consent of the other party, neither party shall disclose such information or documents to any other party, excluding disclosure to its employees or agents for the discussion, draft, execution, performance of the lease, or disclosure as required by laws and regulations, or disclosure of relevant information by the Landlord to its professional consultants in the areas of financial, financing, accounting, audit, taxation, legal and engineering in connection with the provision of such consultancy services; or disclosure according to this Tenancy Agreement. Any party breaching the duty of confidentiality shall be fully liable for the losses therefore incurred to the other party. Without prejudice to abovementioned, the parties promise as follows: the Tenant promises to strictly keep confidential the management information of the Landlord, the Rent, Property Management Fee, Rent-free Period, etc. and keep strictly confidential any other preferential treatment granted by Landlord to Tenant, and would not disclose to any third party without prior permit by Landlord. The Landlord promises to keep the information of Tenant confidential, and not to disclose to any other party without prior consent by Tenant.

11.16 (Governing Law and Jurisdiction) This Tenancy Agreement shall be governed by and construed in accordance with the laws of the People’s Republic of China. Any disputes arising in connection with this Tenancy Agreement between the Parties hereto shall be resolved through negotiation. For disputes that cannot be resolved through negotiations within a reasonable time or one party has reason to believe that the disputes would not be resolved by friendly negotiation, either party shall be entitled to bring such dispute to the jurisdictional court of the district where the Premises is located.

11.17                      (Execution and Language) This Tenancy Agreement shall be executed in Chinese version in quadruplicate, with Landlord holding Three (3) original copies and Tenant holding One (1) original copy. The English translation of this Tenancy Agreement, if so provided by the Landlord, is for the Tenant’s reference only.  The Landlord does not warrant or represent that the contents of the English translation and the meaning conveyed by its wordings are the same as the Chinese version.  In case of conflict and inconsistency, the Chinese version shall prevail.

APPENDIX TWO – SPECIAL CONDITIONS

Unless otherwise expressly agreed, if there is any inconsistency between the terms of any part of this Tenancy Agreement with those of the Special Conditions, the terms of the Special Conditions shall prevail.

1.	(Rent-free Period)

1.1.
Provided that the Tenant shall lease the Premises for the entire Term and observe each term and condition herein, the Landlord agrees to grant a Three (3) months Rent-free Period. During the Rent-free Period, Tenant is not obliged to pay the Rent, but shall pay the Property Management Fees and other fees as specified in this Tenancy Agreement. The Rent-free Period is the period herein below:

Commencing from August 1, 2010 and ending on August 31, 2010 (both days inclusive);
Commencing from July 1, 2011 and ending on August 31, 2011 (both days inclusive). The Rent-free Period shall not be suspended or extended unless for force majeure events.

1.2.
If the actual period during which Tenant leases the Premises is shorter than the Term for whatever reasons, and/or if Tenant breaches any of the stipulations of this Tenancy Agreement, Landlord shall be entitled to claim against Tenant for all of the Rent exempted during the Rent-Free Period.

APPENDIX THREE: Floor Plan(s)

02 340.21sm
03 159.28sm
05 126.93sm
06 469.08sm
01 191.66sm
AHU
Mechanical Room
Electrical Room
11 169.05sm
10 198.81sm
09 163.30sm
08 139.97sm
07 521.04sm
IDENTIFICATION ONLY
N

Total GFA: 2,479.33sm

APPENDIX FOUR:                                                      Standard Delivery Status

The Premises will be handed over to Party B in as-is condition with the following provisions:

10.1  600x600mm acoustic ceiling tiles and grills material to be provided by Party A and to be installed by Party B at Party B’s own cost;
10.2  600x1200 mm light fittings material to be provided by Party A and to be installed by Party B at Party B’s own cost.;
10.3  VAV boxes, thermostatic controllers, air diffusers and return air grilles;
10.4  Complete sprinkler system;
10.5  Smoke detection system;
10.6  Off-white paint walls and columns;
10.7  Steel raised floor;
10.8  Double-glass door with electrical locker;
10.9  Fire door.

Party A will hand over the Premises and above material with brand new and undamaged conditions. At handover Party A or their nominated representative, Party B and Party B’s nominated fitout contractor will inspect the area to be leased and sign a handover document detailing agreement on the condition of the premises at the Handover Date along with any items that need to be remedied by Party A subsequent to the Handover
Date.
APPENDIX FIVE –ACKNOWLEDGEMENT BY TENANT

Tenant hereby acknowledges the fact that the Premises have been mortgaged to the Creditor (“Mortgagee”). Tenant fully understands and accepts that its rights under the tenancy of the Premises cannot act/protest against the Mortgagee’s rights as granted by PRC laws. In case that the Premises is disposed/sold because of the Mortgagee’s execution of his rights as an mortgagee, Tenant agrees to waive all of its legal rights of being notified and the right of first refusal to purchase the Premises.

Notwithstanding the above, Tenant agrees to lease the Premises in accordance with the terms and conditions of this Tenancy Agreement.

Acknowledged and agreed by Tenant:

__________________________________________________________ (Seal)
Authorized Representative:
Title:
Date: